Exhibit 8.1
Subsidiaries of FRESH DEL MONTE PRODUCE INC.
as of 2/28/06

	Place of	Date of
Company Name	Incorporation	Incorp./Acquisition
Agencia Maritima de Costa Rica Amarco, S.A.	Costa Rica	08/30/2002
Agricola UAC Limitada	Chile	09/10/1984
Agricola Villa Alegre Acquisition Corp.	Cayman Islands	03/13/2001
Agricola Villa Alegre Limitada	Chile	06/26/1986
Agrinanas Development Co., Inc.	Philippines	03/05/2004
Alcantara Shipping Corporation	Cayman Islands	05/12/2000
Alcazar Shipping Corporation	Cayman Islands	11/16/1999
Algeciras Shipping Corporation	Cayman Islands	11/16/1999
Alhambra Shipping Corporation	Cayman Islands	01/12/1998
Alicante Shipping Corporation	Cayman Islands	11/16/1999
Almeria Shipping Corporation	Cayman Islands	12/29/1995
Altara Shipping Corporation	Cayman Islands	11/26/2003
Amalgamated Fisheries Co. (Pty) Ltd.	South Africa	06/02/1961
Andalucia Shipping Corporation	Cayman Islands	10/11/1991
Cadiz Shipping Corporation	Cayman Islands	11/16/1999
Cameroon Banana Company PLC (CAMBACO)	Cameroon	04/24/2001
Can-Am Express, Inc.	North Dakota	08/10/1988
Cartorama, S.A.	Ecuador	1992
Choice Farms, Inc.	Delaware	11/14/1991
Claverton Limited	Hong Kong	11/10/1989
Comercializadora Agricola Guatemalteca S.A. (Comaguasa)	Guatemala	04/23/1991

	Place of	Date of
Company Name	Incorporation	Incorp./Acquisition
Comercializadora Internacional Consultoría y Servicios
Bananeros S.A. — (Conserba or C.I. Conserba)	Colombia	12/15/1992
Compañía Agricola Diversificada, S.A. (Coagro)	Guatemala	08/28/1990
Compañía de Desarrollo Bananero de
Guatemala, S.A. (Bandegua)	Guatemala	12/04/1972
Compañía de Desarrollo Bananero del
Ecuador S.A. (Bandecua)	Ecuador	11/28/1978
Congelados Del Monte S.A.	Costa Rica	10/13/2000
Cordoba Shipping Corporation	Cayman Islands	01/26/1993
Corporacion Bandeco C.R., S.A.	Costa Rica	1991
Corporación de Desarrollo Agrícola Del Monte S.A.	Costa Rica	11/18/1967
Davao Agricultural Ventures Corporation (Davco)	Philippines	06/26/1981
De L’Ora Beverages Limited	United Kingdom	02/07/1990
Del Monte B.V.	Netherlands	09/13/1989
Del Monte B.V.I. Limited	British Virgin	10/05/1989
Del Monte Belgium S.A.	Belgium	04/13/1966
Del Monte Europe Limited	United Kingdom	12/28/1926
Del Monte Foods (France) S.A.	France	04/15/1987
Del Monte Foods (Italia) SpA	Italy	07/13/2004
Del Monte Foods (Poland) Sp. z o.o.	Poland	11/19/04
Del Monte Foods Trading L.P.	Cayman Islands	07/13/2005
Del Monte Foods (U.A.E.) FZE	U.A.E.	11/29/2004
Del Monte Foods Europe Limited	United Kingdom	01/12/1990
Del Monte Foods Iberia SRL	Spain	08/19/1993
Del Monte Foods International Limited	United Kingdom	12/27/1989
Del Monte Foods Northern Europe Limited	United Kingdom	04/13/1984
Del Monte Foods Spain SRL	Spain	05/06/2000

	Place of	Date of
Company Name	Incorporation	Incorp./Acquisition
Del Monte Fresh Distribution Brasil Ltda.	Brazil	10/09/2001
Del Monte Fresh Fruit Company Ltd. (Japan)	Japan	10/28/1988
Del Monte Fresh Fruit Far East B.V.	Netherlands	10/15/1990
Del Monte Fresh Packaged Produce (UK) Limited	England & Wales	05/09/2002
Del Monte Fresh Produce Acquisition (Chile) Corp.	Cayman Islands	08/10/1998
Del Monte Fresh Produce (Argentina) S.R.L.	Argentina	06/25/1998
Del Monte Fresh Produce (Asia-Pacific) Ltd.	Hong Kong	07/07/1989
Del Monte Fresh Produce (Belgium) N.V.	Belgium	05/22/1990
Del Monte Fresh Produce Brasil Ltda.	Brazil	05/27/1993
Del Monte Fresh Produce (Cameroon) SARL	Cameroon	02/23/1988
Del Monte Fresh Produce (Chile) S.A.	Chile	06/20/1983
Del Monte Fresh Produce Company	Delaware	12/13/1985
Del Monte Fresh Produce (Florida) Inc.	Florida	12/13/1996
Del Monte Fresh Produce (Hamburg) GmbH	Germany	08/27/2002
Del Monte Fresh Produce (Hawaii) Inc.	Delaware	10/12/1989
Del Monte Fresh Produce (HK) Limited	Hong Kong	04/02/1997
Del Monte Fresh Produce Inc.	California	02/04/1927
Del Monte Fresh Produce (Kansas City) Inc.	Delaware	10/30/1998
Del Monte Fresh Produce International Inc	Liberia	04/17/1989
Del Monte Fresh Produce Investment (Chile) Corp.	Cayman Islands	08/10/1998
Del Monte Fresh Produce (Korea) Ltd.	Korea	10/16/1999
Del Monte Fresh Produce (Mexico) S.A. de C.V.	Mexico	08/16/1993
Del Monte Fresh Produce (Middle East) Corp.	Cayman Islands	11/19/1998
Del Monte Fresh Produce N.A., Inc.	Florida	12/15/1952
Del Monte Fresh Produce (New Zealand) Ltd.	New Zealand	03/24/1999
Del Monte Fresh Produce (Panama) S.A.	Panama	01/29/1998

	Place of	Date of
Company Name	Incorporation	Incorp./Acquisition
Del Monte Fresh Produce (Perú) S.A.	Peru	03/23/1999
Del Monte Fresh Produce (Philippines), Inc.	Philippines	10/17/1989
Del Monte Fresh Produce (South Africa) (Pty) Ltd.	South Africa	02/24/1998
Del Monte Fresh Produce (Southeast) Inc.	Delaware	08/07/1998
Del Monte Fresh Produce (Southwest) Inc.	Arizona	11/17/1992
Del Monte Fresh Produce (Spain) S.A.	Spain	09/18/2000
Del Monte Fresh Produce (Texas), Inc.	Texas	01/02/1963
Del Monte Fresh Produce (Thailand) Inc.	Cayman Islands	06/18/2004
Del Monte Fresh Produce (UK) Ltd.	England	08/23/1989
Del Monte Fresh Produce (Uruguay) S.A.	Uruguay	06/25/1982
Del Monte Fresh Produce (West Coast), Inc.	Delaware	03/08/1989
Del Monte Fresh Trade Company Brasil Ltda.	Brazil	12/04/2000
Del Monte (Germany) GmbH	Germany	05/29/2001
Del Monte Grupo Comercial S.A. de C.V.	Mexico	11/16/1993
Del Monte Hellas S.A.	Greece	09/30/200
Del Monte (Holland) B.V.	Netherlands	03/01/1951
Del Monte International, Inc.	Panama	07/26/1974
Del Monte Investment (Saudi Arabia) Corp.	Cayman Islands	07/12/2005
Del Monte Kenya Holdings Inc.	Panama	09/30/2004
Del Monte Kenya Ltd.	Kenya	09/30/2004
Del Monte Pensions UK Limited	United Kingdom	01/31/1990
Del Monte (Saudi Arabia) Corp.	Cayman Islands	07/12/2005
Del Monte South Africa (Pty) Limited	South Africa	05/20/1960
DMFP Investment (Uruguay) Corp.	Cayman Islands	09/14/1998
DMFP (NZ) Limited	New Zealand	09/14/1999
Donald Cook’s (Pty) Limited	South Africa	09/30/2004

	Place of	Date of
Company Name	Incorporation	Incorp./Acquisition
El Genizaro S.A.	Costa Rica	02/11/1975
Envases Industriales de Costa Rica S.A. (Envaco)	Costa Rica	10/25/1960
Expocenter, S.A.	Uruguay	09/09/1990
Fargo Acquisition Company	Delaware	04/15/1904
FDM Holdings Limited	Cayman Islands	08/29/1996
Fresh Del Monte Japan Company Ltd.	Japan	11/28/1997
Fresh Del Monte Produce (Canada), Inc.	Delaware	09/15/1997
Fresh Del Monte Produce Inc.	Cayman Islands	08/29/1996
Fresh Del Monte Produce N.V.	Netherlands Antille	10/07/1992
Fresh Del Monte Ship Holdings Ltd.	Cayman Islands	09/03/1998
Frigorifico Coquimbo S.A.	Chile	05/08/1984
Fruits.com, Inc.	Florida	08/17/2000
Frutales de Saint Peter S.A.	Costa Rica	10/17/1991
Frutas de Parrita S.A.	Costa Rica	07/29/1986
Fundacion Fruitcola Ltda.	Chile	11/05/1992
Giralda Shipping Corporation	Cayman Islands	05/12/2000
Global Reefer Carriers, Ltd.	Liberia	06/21/1993
Granada Shipping Corporation	Cayman Islands	10/11/1991
Hacienda Filadelfia S.A.	Costa Rica	05/04/1965
Harvest Standard, LLC	Texas	06/01/1999
Horn-Linie GmbH	Germany	06/07/1994 (PA)
HS Produce Holdings, LLC	Texas	06/02/1999
International Resources Company	Cayman Islands	09/05/2002
Inverde Limitada	Colombia	10/2003
Key Travel Services, Inc.	Cayman Islands	06/11/1998
Kunia Farms, Inc.	Hawaii	05/31/1994

	Place of	Date of
Company Name	Incorporation	Incorp./Acquisition
Lerida Shipping Corporation	Cayman Islands	06/11/1998
Malaga Shipping Corporation	Cayman Islands	07/16/1997
Medina Shipping Corporation	Cayman Islands	11/20/1998
Melones de Costa Rica S.A.	Costa Rica	06/18/1987
Melones del Pacifico S.A.	Costa Rica	07/19/1988
National Poultry Farms Hatcheries Co.	Jordan	08/08/2002
National Poultry PLC	Jordan	02/19/1994
Network Shipping Ltd.	Bermuda	04/05/1990
Neveka B.V.	Netherlands	03/15/1955
Pluto Shipping Corporation	Liberia	12/12/1975
Portuaria de Amatique, S.A. (Portama)	Guatemala	08/28/1990
Premier Pineries (Pty) Ltd.	South Africa	09/30/2004
Productos Especiales de México, S.A. de C.V.	Mexico	04/01/1993
RLN Leasing,Inc.	North Dakota	12/18/1997
Rooihoogte Suid Farm (Pty) Ltd.	South Africa	09/30/2004
Segovia Shipping Corporation	Cayman Islands	11/16/1999
Servicios Logisticos del Carmen, S.A. (Seldeca)	Costa Rica	10/25/1994
Sevilla Shipping Corporation	Cayman Islands	03/09/1993
SFV Fresh Cut, Inc.	Texas	04/17/2002
Sidonia Shipping Corporation	Cayman Islands	09/28/2000
Sociedad de Inversiones La Capilla Limitada	Chile	06/11/1986
Southern Fresh Products, Inc.	Philippines	12/29/2004
Texas Specialty Produce Investors, LLC	Texas	03/05/2002
The Just Juice Company Limited	United Kingdom	07/12/1963
The Siam Agro Industry Pineapple and Others Public Company Ltd. (SAICO)	Thailand	10/21/2004

	Place of	Date of
Company Name	Incorporation	Incorp./Acquisition
Toledo Shipping Corporation	Cayman Islands	03/09/1993
Tricont Carriers, Ltd.	Cayman Islands	02/23/1988
Tricont Holding Company	Delaware	04/10/2003
Tricont Logistics Company	Delaware	04/10/2003
Tricont Trucking Company	Delaware	04/10/2003
Trifrutas Properties (Pty) Ltd.	South Africa	06/26/1991
United Investment Company Inmobiliaria S.A. (“UIC”)	Chile	01/18/1984
United Plastic Corporation S.A.	Chile	06/26/1986
UTC Inmobiliaria S.A.	Chile	07/02/1996
Utopia Asparagus (Pty) Ltd.	South Africa	04/08/1963
Valencia Shipping Corporation	Cayman Islands	01/04/2002
Wafer Limited	Gibraltar	06/09/1989
Westeuropa-Amerika-Linien GmbH (“WAL”)	Germany	03/17/1952
Worldwide Advertising, Inc.	Florida	07/14/2003
Worldwide Recruiters, Inc.	Florida	04/27/2000
Zanthus Investments (Pty) Limited	South Africa	09/30/2004